                                                                    EXHIBIT 16.1

January 21, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01(a) of Form 8-K dated January 17, 2005 of Lantronix, Inc. and are in agreement with the statements contained in paragraphs 1, 3, 4 and 6 therein.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraphs 2 and 5 of the Item 4.01(a) of the above referenced filing.

                                             Sincerely,

                                             /s/ Ernst & Young LLP
                                             -------------------------